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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               FACTUAL DATA CORP.
             (Exact name of registrant as specified in its charter)


                COLORADO                                84-1449911
         (State of incorporation                     (I.R.S. Employer
            or organization)                        Identification No.)


                    5200 HAHNS PEAK DRIVE, LOVELAND, COLORADO
                 80538 (Address of principal executive offices,
                               including zip code)


        Securities to be registered pursuant to Section 12(b) of the Act:
                                      NONE

    If this form relates to the              If this form relates to the
    registration of a class of               registration of a class of
    securities pursuant to Section           securities pursuant to Section
    12(b) of the Exchange Act and            12(g) of the Exchange Act and is
    is effective pursuant to                 effective pursuant to General
    General Instruction A. (c),              Instruction A. (d), please check
    please check the following               the following box. [X]
    box. [ ]

Securities Act registration statement file number to which this form relates: 333-47051


        Securities to be registered pursuant to Section 12(g) of the Act:

                                  COMMON STOCK
                                  ------------
                                (Title of Class)

                    REDEEMABLE COMMON STOCK PURCHASE WARRANTS
                    -----------------------------------------
                                (Title of Class)



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Item 1.           Description of Registrant's Securities to be Registered.

         Descriptions and terms of the Registrant's Common Stock and Redeemable Common Stock Purchase Warrants to purchase one share of Common Stock (the "Warrants") to be registered are incorporated herein by reference to the section entitled "Description of Securities" in the prospectus filed with the Securities and Exchange Commission on February 27, 1998, as part of the Company's Registration Statement on Form SB-2 (SEC Registration No. 333-47051), as amended (the "Registration Statement"). The Registration Statement relates to a proposed public offering of the Common Stock and the Warrants. The form of prospectus to be subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.


Item 2.           Exhibits.

         The following is a complete list of Exhibits filed as part of this Registration Statement or which are incorporated herein by reference:

1. A specimen of the Common Stock Certificate is incorporated herein by reference to Exhibit 4.1 to the Registration Statement.

2.       A specimen Warrant Certificate is incorporated herein by reference to
         Exhibit 4.2 to the Registration Statement.

3. The Restated and Amended Articles of Incorporation of the Registrant is incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

4. The Amended Bylaws of the Registrant is incorporated herein by reference to Exhibit 3.2 to the Registration Statement.

5. The form of Representative's Option for the Purchase of Common Stock is incorporated herein by reference to Exhibit 4.3 to the Registration Statement.

6. The form of Revised Representative's Option for the Purchase of Warrants is incorporated herein by reference to Exhibit 4.3A to the Registration Statement.

7.       The form of Warrant Agreement is incorporated herein by reference to
         Exhibit 4.4 to the Registration Statement.

8. The Registrant's 1997 Stock Incentive Plan, as amended, with form of Stock Option Agreement is incorporated herein by reference to Exhibit
         10.2 to the Registration Statement.




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          FACTUAL DATA CORP.



Date:  May 5, 1998                        By   /s/ Jerald H. Donnan
                                             --------------------------------
                                             Jerald H. Donnan
                                             Chief Executive Officer